Editas Medicine Announces New Safety and Efficacy Data from the EdiTHAL Trial of Reni-cel in 7 Patients with Transfusion-dependent Beta Thalassemia, Presented at the European Hematology Association (EHA) Annual Congress

All patients treated in the EdiTHAL trial maintained hemoglobin levels above the transfusion threshold and are transfusion-free post-renizgamglogene autogedtemcel (reni-cel) infusion

Reni-cel was well-tolerated and demonstrated a safety profile consistent with myeloablative conditioning with busulfan and autologous hematopoietic stem cell transplant

EHA EdiTHAL poster presentation on Friday, June 14 at 6 p.m. CEST/Noon EDT

CAMBRIDGE, Mass., June 14, 2024 – Editas Medicine, Inc. (Nasdaq: EDIT), a clinical-stage genome editing company, today announced new safety and efficacy data in 7 patients with transfusion-dependent beta thalassemia (TDT) treated with renizgamglogene autogedtemcel (reni-cel; formerly known as EDIT-301) in the Phase 1/2 EdiTHAL clinical trial. Reni-cel, the first investigational AsCas12a gene-edited cell therapy medicine, is being studied in the EdiTHAL trial as a potential one-time, durable gene editing medicine for people living with TDT. The data will be presented in a poster presentation at the European Hematology Association (EHA) Hybrid Congress in Madrid, Spain, on Friday, June 14 at 6:00 p.m. CEST (Noon EDT).

In the EdiTHAL trial to date, reni-cel was well-tolerated and continues to demonstrate a safety profile consistent with myeloablative conditioning with busulfan and autologous hematopoietic stem cell transplant by all patients (N=7). Following treatment with reni-cel, all EdiTHAL patients had early and robust increase of total hemoglobin (Hb) and fetal hemoglobin (HbF) and remain transfusion-free at last follow-up for a range of 4.1 to 12.8 months (N=7). All patients in the EdiTHAL trial underwent 1.0 apheresis and mobilization cycle.

“We continue to make significant progress in the development of reni-cel for transfusion-dependent beta thalassemia. In these new data at EHA, we demonstrate that all patients experienced early increases in fetal hemoglobin, maintained hemoglobin levels above the transfusion threshold and are free from red blood cell transfusions following reni-cel infusion. These data further support our belief that reni-cel has the potential to be a clinically differentiated, one-time, durable medicine that can provide life-changing clinical benefits to patients,” said Baisong Mei, M.D., Ph.D., Chief Medical Officer, Editas Medicine. “I would like to thank the participants, their families and caregivers, clinicians, and colleagues at collaborating institutions that contribute to the EdiTHAL trial.”

“The preliminary safety and efficacy results from the EdiTHAL trial demonstrate this investigational medicine has been well-tolerated and shows promising efficacy for patients. Reni-cel has the potential to be a functional cure for people living with transfusion-dependent beta thalassemia, and we look forward to continuing to evaluate its effectiveness for these patients,” said Haydar Frangoul, M.D., M.S., Medical Director, Pediatric Hematology and Oncology, Sarah Cannon Research Institute and HCA Healthcare’s TriStar Centennial Children’s Hospital.

Efficacy of reni-cel in Patients with Transfusion-dependent Beta Thalassemia
In the EdiTHAL trial, patients demonstrated early and robust total Hb and HbF increases, with total Hb rising above the transfusion independence threshold of 9.0 g/dL. For patients with ≥6 months follow-up, the mean (standard deviation; SD) total Hb and HbF concentrations at month 6 were 12.1 g/dL (1.3 g/dL) and 10.9 g/dL (1.5 g/dL) (n=6), respectively, which were sustained at or above the transfusion threshold from 6 months through subsequent follow-ups.

All patients (N=7) have been transfusion free for a range of 4.1 to 12.8 months after receiving the last red blood cell transfusion at 0.5–2.2 months post-reni-cel infusion.

All patients in the EdiTHAL trial showed sustained high levels of editing in the HBG1 and HBG2 promoter regions.

Safety of reni-cel in Patients with Transfusion-dependent Beta Thalassemia
Reni-cel was well-tolerated and demonstrated a safety profile consistent with myeloablative conditioning with busulfan and autologous hematopoietic stem cell transplant by all evaluated EdiTHAL trial patients (N=7).

After reni-cel infusion, all patients (N=7) demonstrated successful neutrophil and platelet engraftment. Neutrophil engraftment occurred at a median of 23 days (min: 16 days, max: 30 days), and platelet engraftment occurred at a median of 38 days (min: 24 days, max: 49 days).

No serious adverse events (SAEs) related to reni-cel treatment in the EdiTHAL trial have been reported.

EHA Presentations
In addition to the EdiTHAL poster presentation, Editas will also present data from the RUBY clinical trial of reni-cel for the treatment of severe sickle cell disease in an oral presentation on Saturday, June 15.

EdiTHAL Poster Presentation Details:
Title: Reni-cel, the first AsCas12a gene-edited cell therapy, shows promising preliminary results in key clinical outcomes in transfusion-dependent beta thalassemia patients treated in the EdiThal trial
Presenting Author: Haydar Frangoul, M.D., M.S., Medical Director, Sarah Cannon Pediatric Hematology/Oncology & Cellular Therapy at TriStar Centennial, Nashville, TN, United States
Date/Time: Friday, June 14, 2024, 6:00 – 7:00 p.m. CEST / Noon – 1:00 p.m. EDT
Location: Hall 7, IFEMA MADRID Recinto Ferial (Fairgrounds)
Session: Poster Session

RUBY Oral Presentation Details:
Title: Reni-cel, the first AsCas12a gene-edited cell therapy, led to hemoglobin normalization and increased fetal hemoglobin in severe sickle cell disease patients in an interim analysis of the RUBY trial
Presenting Author: Rabi Hanna, M.D., Department of Pediatric Hematology Oncology and Blood and Marrow Transplantation, Cleveland Clinic Children’s, Cleveland, OH, United States
Date/Time: Saturday, June 15, 2024, 11:30 a.m. – 12:45 p.m. CEST/ 5:30 – 6:45 a.m. EDT
Location: Hall Velasquez, IFEMA MADRID Recinto Ferial (Fairgrounds)
Session: s425 Gene therapy, cellular immunotherapy and vaccination – Clinical

The abstracts can be accessed on the EHA website and the presentations can be accessed on the Editas Medicine website in the posters and presentations section.

Reni-cel is currently being investigated in a clinical study in patients with severe sickle cell disease (RUBY trial, NCT04853576) and transfusion-dependent beta thalassemia (EDITHAL trial, NCT05444894). In addition to the clinical data update from the RUBY trial and the EdiTHAL trial at EHA, the Company will present a further clinical update from both trials by year-end 2024.

About renizgamglogene autogedtemcel (reni-cel)
Reni-cel, formerly known as EDIT-301, is an experimental gene editing medicine under investigation for the treatment of severe sickle cell disease (SCD) and transfusion-dependent beta thalassemia (TDT). Reni-cel consists of patient-derived CD34+ hematopoietic stem and progenitor cells edited at the gamma globin gene (HBG1 and HBG2) promoters, where naturally occurring fetal hemoglobin (HbF) inducing mutations reside, by AsCas12a, a novel, proprietary, highly efficient, and specific gene editing nuclease. Red blood cells derived from reni-cel CD34+ cells demonstrate a sustained increase in fetal hemoglobin production, which has the potential to provide a one-time, durable treatment benefit for people living with severe SCD and TDT.

About the EdiTHAL Trial
The EdiTHAL trial is a single-arm, open label, multi-center Phase 1/2 study designed to assess the safety and efficacy of reni-cel in patients with transfusion-dependent beta thalassemia. Patients will receive a single administration of reni-cel. Additional details are available on www.clinicaltrials.gov (NCT05444894).

About the RUBY Trial
The RUBY trial is a single-arm, open-label, multi-center Phase 1/2/3 study designed to assess the safety and efficacy of reni-cel in patients with severe sickle cell disease. Enrolled patients will receive a single administration of reni-cel. The RUBY trial marks the first time AsCas12a was used to successfully edit human cells in a clinical trial. Additional details are available on www.clinicaltrials.gov (NCT04853576).

About Editas Medicine
As a clinical-stage gene editing company, Editas Medicine is focused on translating the power and potential of the CRISPR/Cas12a and CRISPR/Cas9 genome editing systems into a robust pipeline of treatments for people living with serious diseases around the world. Editas Medicine aims to discover, develop, manufacture, and commercialize transformative, durable, precision genomic medicines for a broad class of diseases. Editas Medicine is the exclusive licensee of Broad Institute’s Cas12a patent estate and Broad Institute and Harvard University’s Cas9 patent estates for human medicines. For the latest information and scientific presentations, please visit www.editasmedicine.com.

Forward-Looking Statements
This press release contains forward-looking statements and information within the meaning of The Private Securities Litigation Reform Act of 1995. The words ‘‘anticipate,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘may,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘target,’’ ‘‘should,’’ ‘‘would,’’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include statements regarding the timing for the Company’s receipt and presentation of data from its clinical trials, including presenting additional clinical data from the RUBY and EdiTHAL trials by year-end 2024, and the potential of, and expectations for, the Company’s product candidates. The Company may not actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including: uncertainties inherent in the initiation and completion of clinical trials, including the RUBY and EdiTHAL trials, and clinical development of the Company’s product candidates, including reni-cel; availability and timing of results from clinical trials; whether interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; expectations for regulatory approvals to conduct trials or to market products and availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements.  These and other risks are described in greater detail under the caption “Risk Factors” included in the Company’s most recent Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission, as updated by the Company’s subsequent filings with the Securities and Exchange Commission, and in other filings that the Company may make with the Securities and Exchange Commission in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise.

###

Media and Investor Contact:
Cristi Barnett
(617) 401-0113
cristi.barnett@editasmed.com